UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2009 (November 12, 2009)

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive
offices, including zip code)

(201) 307-2000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 12, 2009, the board of directors of The Hertz Corporation (the “Company”) approved an amended and restated Standards of Business Conduct (the “Code”) applicable to its employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Controller. The Code was revised to include a “claw back” policy for all annual incentive, long-term incentive, equity-based awards and other performance-based compensation arrangements, effective January 1, 2010, that reflects the following key design aspects:

•                  Repayment obligation is triggered by an award of compensation based on achievement of financial results that were the subject of a restatement;

•                  The Compensation Committee of the Company (the “Compensation Committee”) must determine that the executive officer’s gross negligence, fraud or misconduct caused or contributed to the need for the restatement;

•                  Applies, on a prospective basis, to the executive officers of the Company (as defined in the Code);

•                  The Compensation Committee will retain discretion as to whether or not to enforce the “claw back”; and

•                  Need for restatement must be identified within 3 years after first public issuance or filing of financial statements for payment recovery to be permitted.

The adoption of the revised Code did not result in any waiver, explicit or implicit, of any provision of the Company’s previous Code.

The foregoing is only a summary of the amendments to the revised Code.  The full text of the revised Code has been posted on the “Investor Relations – Corporate Governance – Overview” portion of the Company’s website at www.hertz.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

By:	/s/ Elyse Douglas
Name:	Elyse Douglas
Title:	Executive Vice President and Chief Financial Officer

Date: November 16, 2009